----------------------
FIRST PENNSYLVANIA SAVINGS ASSOCIATION/                   Stock Offering Expires

FIDELITY BANCORP, INC.                                         __:__ _.m.
                                                            ____________, 2002

                                                          ----------------------

Stock Center                                                 For Assistance Call
First Pennsylvania Savings Association                           Stock Center at
1729 Lowrie Street                                                  412-231-6045
Pittsburgh, Pennsylvania 15212-4398

                                STOCK ORDER FORM
--------------------------------------------------------------------------------
(1) Amount of Fidelity Bancorp, Inc. Investment Requested
--------------------------------------------------------------------------------

Total Payment Due: Enter the dollar amount of Fidelity Bancorp, Inc. ("Fidelity") Common Stock for which you wish to subscribe. The actual purchase price for a share of Fidelity's Common Stock in the Subscription Offering, Fidelity's Stockholder Offering, and Community or Public Offerings will be equal to 95% of the average closing bid price of Fidelity's Common Stock (which is the average of the closing bid quotations on the Nasdaq National Market) for the ten trading days ending on the date before closing the merger conversion. The total number of shares to be issued will be determined by dividing the pro forma market value g by the per share purchase price. Any difference will be refunded to such subscriber in cash in lieu of a fractional share. No less than $400.00 worth of Conversion Stock may be purchased by any person purchasing Conversion Stock offered in the Merger Conversion. With the exception of the tax qualified employee stock ion benefits plans of Fidelity, Fidelity Bank or First Pennsylvania Savings Association, the maximum amount of stock which may be purchased in the offering by any ion individual (or individuals through a single account) shall not exceed $75,000. This limit applies to stock purchases in total in the Subscription, Fidelity stockholder, Community and Public offerings. See the prospectus for a description of purchase limitations, including how to determine whether your purchases will be aggregated with any associates or persons acting in concert.

--------------------------------------------------------------------------------
(2) Method of Payment/Check
--------------------------------------------------------------------------------

[_] Enclosed is a check, bank  draft or money  order  made  payable to  Fidelity
    Bancorp, Inc. in the amount indicated in this box.

---------
$           *Do not mail cash.
            *Please  take  cash   payment  in  person  to Fidelity Bancorp, Inc.
---------

--------------------------------------------------------------------------------
(3) Method of Payment/Withdrawal
--------------------------------------------------------------------------------

[_] The undersigned authorizes withdrawal from the following account(s) at First Pennsylvania Savings Association. Individual Retirement Accounts maintained at First Pennsylvania Savings Association or Fidelity Bank cannot be used. There is no penalty for early withdrawal used for this payment.

Account Number         Withdrawal Amount(s)
--------------         --------------------
                       $                        (Call the Stock Center for IRA transactions.)
--------------         --------------------
                       $                        There will be no penalty for early withdrawals of funds
--------------         --------------------     used to order stock.
                       $
--------------         --------------------
     Total Withdrawal  $
                       --------------------

--------------------------------------------------------------------------------
(4) Purchaser Information
--------------------------------------------------------------------------------

a. [_] Eligible Account Holder -- Check here if you were a First Pennsylvania Savings Association ("First Pennsylvania") depositor of at least $50.00 at June 30, 2001.
b. [_] Supplemental Eligible Account Holder -- Check here if you were a First Pennsylvania depositor of at least $50.00 at September 30, 2002 but are not an Eligible Account Holder.
c. [_] Other Eligible Member -- Check here if you were a depositor or borrower on October 31, 2002 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.
d. [_] Local Community Resident -- Check here if you are not a depositor or borrower of First Pennsylvania or a Fidelity stockholder but are a resident of Allegheny County, Pennsylvania.
e. [_] Fidelity Stockholder -- Check here if you are a stockholder of Fidelity, as of October 31, 2002.
f. [_] Check here if you are a director, officer or employee of First Pennsylvania or Fidelity or a member of such person's immediate family.

--------------------------------------------------------------------------------
(5) Stock Registration/Form of Stock Ownership
--------------------------------------------------------------------------------

Print the name(s) in which you want the stock registered. The stock must be registered in the name of an account holder.

Enter the Social Security Number (or Tax I.D. Number) of a registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "Other" and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included. See the reverse side of this form for registration guidelines.

-------------------------------------------        -----------------------------
Name(s) in which stock is to be registered.        Social Security # or Tax ID #

-------------------------------------------        -----------------------------
Name(s) in which stock is to be registered.        Daytime Telephone

-------------------------------------------        -----------------------------
Address                                            County of Residence

-------------------------------------------        -----------------------------
City               State      Zip

-------------------------------------------        -----------------------------

o  Individual                             o Tenants in Common              o  Fiduciary (Under Agreement Dated _______________)
o  Individual Retirement Account (IRA)    o Uniform Transfer to Minors     o  Other _____________________________
o  Joint Tenants                          o Corporation or Partnership

--------------------------------------------------------------------------------
(6) NASD Affiliation
--------------------------------------------------------------------------------

1. Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, or a partner with a securities brokerage firm, or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

--------------------------------------------------------------------------------
(7) Associates -- Acting in Concert
--------------------------------------------------------------------------------

|_| Check here, and complete the reverse side of this form, if you or any Associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription Offering.

--------------------------------------------------------------------------------
(8) Acknowledgment
--------------------------------------------------------------------------------

To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by First Pennsylvania or Fidelity, no later than _________, eastern time, on December ___, 2002, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to First Pennsylvania or Fidelity or may be mailed to the Post Office Box indicated on the enclosed business reply envelope.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Merger Conversion of First Pennsylvania and Fidelity Bank described in the accompanying Prospectus. If the Plan of Merger Conversion is approved by the Members of First Pennsylvania at a Special Meeting to be held on December ___, 2002, or any adjournment thereof, all orders will be canceled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by First Pennsylvania or Fidelity, this Stock Order Form may not be modified, withdrawn or canceled without First Pennsylvania or Fidelity's consent, and if authorization to withdraw from deposit accounts at First Pennsylvania has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete and that I am not subject to back-up withholding.

Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares. The Plan of Merger Conversion prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. First Pennsylvania, Fidelity and Fidelity Bank will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the shares of common stock offered are not savings or deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by Fidelity. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to First Pennsylvania or Fidelity.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

-----------------------------------------       --------------------------------
Signature                       Date            Signature             Date

A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE
SIDE)

Guidelines For Registering Stock


         For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registrations which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your Fidelity Bancorp, Inc. stock should be registered, see your legal advisor.

         To ensure correct registration, please follow the instructions for the ownership you select:

--------------------------------------------------------------------------------
GENERAL INSTRUCTIONS:
o Include the first name, middle initial, and last name of each person listed. Avoid the use of an initial in place of the first name.
o    Do not use titles such as ("Mr.," "Mrs.," "Dr.," etc.)
o Omit words that do not affect ownership rights such as "special account" "personal property," etc.

--------------------------------------------------------------------------------
INDIVIDUAL: Instructions: Print the first name, middle initial, and last name of the person in whose name the stock is to be registered. You may not list beneficiaries for this ownership.

--------------------------------------------------------------------------------
JOINT TENANTS: Joint Tenancy with Right of Survivorship identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

Instructions: Print the first name, middle initial, and last name of each joint tenant. You may not list beneficiaries for this ownership.

--------------------------------------------------------------------------------
TENANTS IN COMMON: Tenants in Common identifies two or more persons as owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

Instructions:  Print  the  first  name,  middle  initial,  and last name of each
co-tenant.   You   may  not   list   beneficiaries   for   this   ownership.   .

--------------------------------------------------------------------------------
FIDUCIARIES: Generally, fiduciary relationships (such as Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as conservator, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.)

In the blank above "Adoption Date," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. EXAMPLE OF A FIDUCIARY REGISTRATION: John D. Smith Trustee for Tom A. Smith Under Agreement Dated 6/6/74.

PLEASE NOTE THAT "TOTTEN TRUST" AND "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK. For example, stock cannot be registered as "John Doe Trustee for Jane Doe" or "John Doe Payable on Death to Jane Doe."

--------------------------------------------------------------------------------
UNIFORM GIFTS TO  For Pennsylvania residents and residents of many states, stock
MINORS ACT/       may be held in the name of a custodian  for the  benefit  of a
UNIFORM TRANSFERS minor under the Uniform Transfers to Minors Act. For residents
TO MINORS:        of some other states, stock may be held in a   similar type of
                  ownership under the Uniform Gifts to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: If you are a Pennsylvania resident and wish to register stock in this ownership, check "Uniform Transfers to Minors Act." For other states, see your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian with the abbreviation "CUST" after the name.

Print the first name, middle initial, and last name of the minor on the second "NAME" line.

Only one custodian and one minor may be designated.

--------------------------------------------------------------------------------
NASD AFFILIATION: Please refer to the NASD AFFILIATION statement above. If applicable, initial where indicated and check the box. The National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

Detach Here
--------------------------------------------------------------------------------

Item (4) a, b, c - (continued)


       Account Title (Names on Accounts)              Account Number(s)
-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------


Item 7 - (continued)

List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.


 Name(s) listed on other Stock Order Forms          Number of Shares Ordered
-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

-------------------------------------------     --------------------------------

The term "associate" of a person is defined in the plan to mean: (1) any corporation or organization other than Fidelity, Fidelity Bank, First Pennsylvania or a majority-owned subsidiary of theirs of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity, excluding tax-qualified employee stock benefit plans or tax-qualified employee stock benefit plans in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity and except that, for purposes of aggregating total shares that may be held by officers and directors, the term "Associate" does not include any tax-qualified employee stock benefit plan; or (3) any relative or spouse of a person or any relative of a spouse, who has the same home as that person or who is a director or officer of Fidelity, Fidelity Bank, and First Pennsylvania, or any of its parents or subsidiaries. For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

The term  "acting  in  concert"  means:  (1)  knowing  participation  in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
--------------------------------------------------------------------------------

      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK


                              FORM OF CERTIFICATION

Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Merger Conversion as described in the Prospectus.


I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED AND d IS NOT GUARANTEED BY FIRST PENNSYLVANIA, FIDELITY BANK, OR FIDELITY OR THE FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of Fidelity Bancorp, Inc. and acknowledge the terms and conditions d described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These include, among others: (1) First Pennsylvania has incurred continuing operating losses and is subject to significant restrictions by the Office of Thrift Supervision; (2) Future changes in interest rates may reduce Fidelity's profits; (3) Fidelity Bank originates commercial business loans and commercial equipment lease loans that are a higher degree of risk than traditional residential loans, which could result in an increase in non-performing loans and the provision for loan losses; (4) You may not be able to profit from the sale or a merger of Fidelity because of provisions in Fidelity's charter documents and other laws and regulations; (5) You may not be able to sell your shares when you desire, at or above the offering price; (6) Increases in market rates of interest could adversely affect Fidelity's stockholders' equity; (7) A downturn in Fidelity's local economy and increased competition may adversely affect Fidelity's profitability; (8) Recent corporate reform legislation may adversely impact Fidelity's profitability.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Northeast Region of the Office of Thrift Supervision, at (___) ________.

I (we) understand that, after receipt by First Pennsylvania or Fidelity this order may not be modified or withdrawn without the consent of First Pennsylvania or Fidelity Bank. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Merger Conversion and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I
(we) am (are) not subject to backup  withholding.  Instructions:  You must cross
                                                   -----------------------------
out #2 above if you have been notified by the Internal  Revenue Service that you
--------------------------------------------------------------------------------
are subject to withholding  because of under-reporting  interest or dividends on
--------------------------------------------------------------------------------
your tax return.
---------------


-------------------------------------     --------------------------------------
Signature                    Date         Additional Signature (if required)Date



                     THIS ORDER NOT VALIDATED UNLESS SIGNED



         FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT 412-231-6045 -
                        PENNSYLVANIA SAVINGS ASSOCIATION
             FROM __:__ __.M. TO __:__ __.M., MONDAY THROUGH FRIDAY

                     FIRST PENNSYLVANIA SAVINGS ASSOCIATION
                                PROPOSED LETTERS


                                      INDEX
                                      -----


1.   Dear Current Member including IRA*

2. Dear Friend Letter - Eligible/Supplemental Account Holders who are no longer Depositors*

3.   Dear Potential Investor Letter*

4.   Proxy Request

5.   Mailing Insert/Lobby Poster

6. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

7.   Dear Shareholder - Confirmation Letter

8.   Dear Interested Investor - No Shares Available Letter

9.   Welcome Shareholder Letter - For Initial Certificate Mailing

10.  Dear Interested Subscriber Letter - Subscription Rejection




*    Accompanied by a Prospectus.

                     FIRST PENNSYLVANIA SAVINGS ASSOCIATION


Dear Current Member:

In accordance with the plan of merger conversion approved by the Boards of Directors of First Pennsylvania Savings Association ("First Pennsylvania") and Fidelity Savings Bank, First Pennsylvania will convert from a Pennsylvania mutual savings association to a Pennsylvania stock association and simultaneously merge with and into Fidelity Bank, the wholly owned subsidiary of Fidelity Bancorp, Inc.

To accomplish the merger conversion, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed Proxy Statement and then casting your vote in favor of the plan of merger conversion and mailing your signed proxy card immediately in the enclosed WHITE postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an Individual Retirement Account ("IRA") for which First Pennsylvania acts as trustee and we do not receive a proxy from you, First Pennsylvania, as trustee for such account, intends to vote in favor of the plan of merger conversion on your behalf.

If the plan of merger conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the fullest extent permitted by law;
     o    Existing deposit accounts and loans will not undergo any change; and
     o Voting for approval of the plan of merger conversion will not obligate you to buy any shares of Fidelity Bancorp, Inc.'s common stock.

As a qualifying deposit account holder or borrower, you may also take advantage of your nontransferable rights to subscribe for shares of Fidelity Bancorp, Inc. ("Fidelity") common stock on a priority basis, before the stock is offered for sale to the public stockholders of Fidelity and the general public. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Pennsylvania) to First Pennsylvania Savings Association in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN," or return it to our office located at 1729 Lowrie Street, Pittsburgh, Pennsylvania. Your order must be physically received by us no later than 12:00 p.m., Eastern Time on ____________, ____________ __, 2002,
unless extended. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA maintained at First Pennsylvania or Fidelity Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than First Pennsylvania or Fidelity Bank. The transfer of such funds to a new trustee takes time, so please make arrangement as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at 412-231-6045. The stock information center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                              Sincerely,



                                              Salvatore P. Conte
                                              President

The shares of common stock offered in the merger conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

#1

                     FIRST PENNSYLVANIA SAVINGS ASSOCIATION


Dear Friend of First Pennsylvania Savings Association:

As a former account holder of First Pennsylvania Savings Association, you may take advantage of your nontransferable rights to subscribe for shares of Fidelity Bancorp, Inc. common stock on a priority basis, before the stock is offered to the public stockholders of Fidelity Bancorp, Inc. and the general public. The enclosed Prospectus describes the stock offering and the operations of First Pennsylvania Savings Association. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to our office located at 1729 Lowrie Street, Pittsburgh, Pennsylvania. Your order must be physically received by us no later than 12:00 p.m., Eastern Time on ____________, December __, 2002, unless extended. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at (412) 231-6045. The stock information center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                              Sincerely,



                                              Salvatore P. Conte
                                              President









The shares of common stock offered in the merger conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.



#2

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with our stock offering.

This information packet includes the following:

          PROSPECTUS: This document provides detailed information about our stock offering. Please read it carefully prior to making an investment decision.

          STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for stock and return it together with full payment for the shares to us in the enclosed postage-paid envelope. Your order must be physically received by us no later than 12:00 p.m., Eastern Time on __________, December __, 2002, unless extended.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our stock information center at (412) 231-6035. The stock information center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,



                                          William P. Windisch
                                          Chief Executive Officer


                                          Salvatore P. Conte
                                          President
                                          First Pennsylvania Savings Association



The shares of common stock offered in the merger conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.



#3

                                  PROXY REQUEST



--------------------------------------------------------------------------------

                     FIRST PENNSYLVANIA SAVINGS ASSOCIATION

                     --------------------------------------
                               WE NEED YOUR VOTE!
                     --------------------------------------

DEAR CURRENT MEMBER OF FIRST PENNSYLVANIA SAVINGS ASSOCIATION:

YOUR VOTE ON THE PLAN OF MERGER CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY. IF YOU
   --------------
HAVE MORE THAN ONE DEPOSIT ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY.


          REMEMBER: VOTING DOES NOT OBLIGATE YOU TO BUY FIDELITY BANCORP, INC. STOCK. THE BOARD OF DIRECTORS OF FIRST PENNSYLVANIA SAVINGS ASSOCIATION ("FIRST PENNSYLVANIA") AND FIDELITY SAVINGS BANK HAVE UNANIMOUSLY APPROVED THE PLAN OF MERGER CONVERSION AND URGES YOU TO VOTE IN FAVOR OF IT. YOUR FIRST PENNSYLVANIA DEPOSIT ACCOUNTS OR LOANS WITH US WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED AT FIDELITY BANK.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK INFORMATION CENTER AT (412) 231-6035.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.
                               ---

                                          SINCERELY,



                                          FIRST PENNSYLVANIA SAVINGS ASSOCIATION

--------------------------------------------------------------------------------



#4

                     FIRST PENNSYLVANIA SAVINGS ASSOCIATION





                                Please Support Us

                                    Vote Your

                                Proxy Card Today


REMEMBER VOTING FOR APPROVAL OF THE MERGER CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY SHARES OF FIDELITY BANCORP, INC.'S COMMON STOCK.


--------------------------------------------------------------------------------
If you have more than one deposit account, you may have received more than one Proxy Card depending upon the ownership structure of your deposit accounts. Please vote, sign and return all Proxy Cards that you received.
--------------------------------------------------------------------------------


#5

                                                      ____________________, 2002




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock of Fidelity Bank.

At this time, we cannot confirm the number of shares of common stock that will be issued to you. Such allocation will be made in accordance with the plan of merger conversion following completion of the stock offering.

If you have any questions, please call our stock information center at (412) 231-6035.


                                              Sincerely,









The shares of common stock offered in the merger conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Stock Information Center)


#6

                             FIDELITY BANCORP, INC.




                                                      ____________________, 2002





Dear Shareholder:

We appreciate your interest in the stock offering. Due to the excellent response from the Eligible Account Holders of First Pennsylvania Savings Association, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the plan of merger conversion, you were allocated ______ shares at a price of $_____ per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ __, 2002. Trading will commence on the Nasdaq National Market under the symbol "FSBI" on __________ __, 2002. Your stock certificate will be mailed to you shortly.

We thank you for your interest in us, and welcome you as a charter shareholder.

                                              Sincerely,



                                              FIDELITY BANCORP, INC.





The shares of common stock offered in the merger conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


#7

                             FIDELITY BANCORP, INC.




                                                      ____________________, 2002




Dear Interested Investor:

An  offering of shares of  Fidelity  Bancorp,  Inc.  common  stock was  recently completed. Unfortunately, due to the excellent response from the Eligible Account Holders of First Pennsylvania Savings Association ("First Pennsylvania"), stock was not available for the First Pennsylvania's Supplemental Eligible Account Holders, Current Members, stockholders of Fidelity Bancorp, Inc., or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Fidelity Bancorp, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "FSBI."

                                              Sincerely,



                                              FIDELITY BANCORP, INC.







The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


#8

                             FIDELITY BANCORP, INC.



                                                      ____________________, 2002




Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your ownership in Fidelity Bancorp, Inc., the holding company of Fidelity Bank, PaSB.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                             Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please also remember that your certificate is a negotiable instrument which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Fidelity Bancorp, Inc., I would like to thank you for supporting our offering.

                                              Sincerely,



                                              William L. Windisch
                                              Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Stock Information Center)


#9

                                                      ____________________, 2002




Dear Interested Subscriber:

We regret to inform you that we have decided not to accept your order for shares of Fidelity Bancorp's common stock. This action is in accordance with our plan of merger conversion which gives us the absolute right to reject the order of any subscriber, in whole or in part. Enclosed, therefore, is a check representing your subscription and interest earned thereon.

                                          Sincerely,



                                          FIDELITY BANCORP, INC.
                                          FIRST PENNSYLVANIA SAVINGS ASSOCIATION





(Printed by Stock Information Center)


#10